UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2008

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8500 College Boulevard Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 383-9700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We previously filed a Current Report on Form 8-K on September 25, 2008 reporting the resignation of our independent registered public accounting firm. We are filing this Form 8-K/A only to amend Item 4.01 and to add Item 9.01 to include the letter to the Securities and Exchange Commission from our resigning independent registered public accounting firm as required pursuant to Item 3.04 of Regulation S-K.

Item 4.01—Changes in Registrant’s Certifying Accountant.

On September 19, 2008, Summers, Spencer & Callison, CPAs, Chartered (the “Accountant”), the independent registered public accounting firm for the Company, resigned as Brooke Corporation’s (the “Company”) independent accountant. The Accountant was the auditor of the financial statements for the fiscal years of the Company ended December 31, 2007 and 2006.

The Company’s management represents as follows:

(a) The Accountant’s report on the financial statements of the Company for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(b) During the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Accountant would have caused it to make reference to the subject matter of the disagreement in its reports.

(c) During the two most recent fiscal years and the subsequent interim period through the date of resignation, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided the Accountant with a copy of the disclosures it is making in this report and has requested that the Accountant furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company. A copy of the Accountant’s letter is filed with this report as Exhibit 16.1.

The Company is now beginning the process of seeking and engaging a successor accountant. No successor accountant has been selected or engaged.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from Summers, Spencer & Callison, CPAs, Chartered dated September 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKE CORPORATION

By:	/s/ Carl Baranowski
Carl Baranowski
General Counsel

Date: September 26, 2008

EXHIBIT INDEX

16.1	Letter from Summers, Spencer & Callison, CPAs, Chartered dated September 25, 2008